UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

SELECTIS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02:	ADOPTION OF COMMITTEE CHARTERS AND APPOINTMENT OF COMMITTEE MEMBERS

On July 25, 2022 the Board of Directors of Selectis Health, Inc, a Utah corporation (the “Company”) approved and adopted the following committee charters and policies:

Audit Committee Charter

Nominating and Governance Committee Charter

Compensation Committee Charter

Code of Conduct and Ethics Policy

Document Retention Policy

Whistleblower Policy

Copies of the above-noted charters and policies are filed herewith as Exhibits 10.1 through 10.6 respectively.

Also on July 25, 2022, the Board of Directors approved the following appointments to the Board’s standing committees:

Audit Committee:

David Furstenberg: Chairman and Audit Committee Financial Expert

Clifford Neuman

Adam Desmond

Compensation Committee

Clifford Neuman: Chairman

David Furstenberg

Adam Desmond

Nominating and Governance Committee

Adam Desmond: Chairman

David Furstenberg

Clifford Neuman

ITEM 9.01:	EXHIBITS

Item	Title
10.1	Audit Committee Charter
10.2	Nominating and Governance Committee Charter
10.3	Compensation Committee Charter
10.4	Code of Conduct and Ethics Policy
10.5	Document Retention Policy
10.6	Whistleblower Policy
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc
(Registrant)

Dated: July 29, 2022	/s/ Lance Baller
Lance Baller, CEO